Exhibit 5.2

June 6, 2023

Amcor plc
83 Tower Road North

Warmley, Bristol BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.

2801 SW 149th Avenue, Suite 350

Miramar, Florida 33027

United States

Amcor UK Finance plc

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

Amcor Pty Ltd

Level 11, 60 City Road

Southbank, Victoria 3006

Australia

Amcor Flexibles North America, Inc.
2301 Industrial Drive

Neenah, Wisconsin 54956

United States

Re:	Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted in the limited capacity of special local counsel in Missouri to Amcor Flexibles North America, Inc., a Missouri corporation (“Amcor Flexibles North America”), in connection with certain legal matters in connection with the filing of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) being filed by Amcor Flexibles North America; Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability (“Amcor plc”); Amcor Finance (USA), Inc., a Delaware corporation (“AFUI”); Amcor UK Finance

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June 6, 2023

plc, a public limited company incorporated in England and Wales with limited liability (“Amcor UK”); and Amcor Pty Ltd, a company incorporated under the laws of Australia (“Amcor Australia” and, together with Amcor Flexibles North America, Amcor plc, AFUI and Amcor UK, the “Issuers”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof, relating to the registration of, among other securities that may be issued by Amcor plc, an indeterminate amount of: (i) debt securities of Amcor Flexibles North America, which may be senior debt securities (the “Amcor Flexibles North America Senior Debt Securities”) and/or subordinated debt securities (the “Amcor Flexibles North America Subordinated Debt Securities,” and together with the Amcor Flexibles North America Senior Debt Securities, the “Amcor Flexibles North America Debt Securities”); (ii) debt securities of Amcor plc, which may be senior debt securities (the “Amcor plc Senior Debt Securities”) and/or subordinated debt securities (the “Amcor plc Subordinated Debt Securities,” and together with the Amcor plc Senior Debt Securities, the “Amcor plc Debt Securities”); (iii) debt securities of AFUI, which may be senior debt securities (the “AFUI Senior Debt Securities”) and/or subordinated debt securities (the “AFUI Subordinated Debt Securities,” and together with the AFUI Senior Debt Securities, the “AFUI Debt Securities”); (iv) debt securities of Amcor UK, which may be senior debt securities (the “Amcor UK Senior Debt Securities”) and/or subordinated debt securities (the “Amcor UK Subordinated Debt Securities,” and together with the Amcor UK Senior Debt Securities, the “Amcor UK Debt Securities”; and (v) debt securities of Amcor Australia, which may be senior debt securities (the “Amcor Australia Senior Debt Securities”) and/or subordinated debt securities (the “Amcor Australia Subordinated Debt Securities,” and together with the Amcor Australia Senior Debt Securities, the “Amcor Australia Debt Securities”). The Amcor Flexibles North America Debt Securities, the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities, and the Amcor Australia Debt Securities are collectively referred to herein as the “Debt Securities.” The Shelf Registration Statement further relates to the registration of an indeterminate amount of (i) any guarantees issued by one or more of Amcor plc, AFUI, Amcor UK or Amcor Australia of the Amcor Flexibles North America Senior Debt Securities (the “Amcor Flexibles North America Senior Debt Securities Guarantees”) and the Amcor Flexibles North America Subordinated Debt Securities (the “Amcor Flexibles North America Subordinated Debt Securities Guarantees” and together with the Amcor Flexibles North America Senior Debt Securities Guarantees, the “Amcor Flexibles North America Debt Guarantees”); (ii) any guarantees issued by one or more of AFUI, Amcor UK, Amcor Australia or Amcor Flexibles North America of the Amcor plc Senior Debt Securities (the “Amcor plc Senior Debt Securities Guarantees”) and the Amcor plc Subordinated Debt Securities (the “Amcor plc Subordinated Debt Securities Guarantees” and together with the Amcor plc Senior Debt Securities Guarantees, the “Amcor plc Debt Guarantees”); (iii) any guarantees issued by one or more of Amcor plc, Amcor UK, Amcor Australia or Amcor Flexibles North America of the AFUI Senior Debt Securities (the “AFUI Senior Debt Securities Guarantees”) and the AFUI Subordinated Debt Securities (the “AFUI Subordinated Debt Securities Guarantees” and together with the AFUI Senior Debt Securities Guarantees, the “AFUI Debt Guarantees”); (iv) any guarantees issued by one or more of Amcor plc, AFUI, Amcor Australia or Amcor Flexibles North America of the Amcor UK Senior Debt Securities (the “Amcor UK Senior Debt Securities Guarantees”) and the Amcor UK Subordinated Debt Securities (the

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“Amcor UK Subordinated Debt Securities Guarantees” and together with the Amcor UK Senior Debt Securities Guarantees, the “Amcor UK Debt Guarantees”); and (v) any guarantees issued by one or more of Amcor plc, AFUI, Amcor UK or Amcor Flexibles North America of the Amcor Australia Senior Debt Securities (the “Amcor Australia Senior Debt Securities Guarantees”) and the Amcor Australia Subordinated Debt Securities (the “Amcor Australia Subordinated Debt Securities Guarantees” and together with the Amcor Australia Senior Debt Securities Guarantees, the “Amcor Australia Debt Guarantees”). The Amcor Flexibles North America Debt Guarantees, the Amcor plc Debt Guarantees, the AFUI Debt Guarantees, the Amcor UK Debt Guarantees, and the Amcor Australia Debt Guarantees are collectively referred to herein as the “Guarantees.” You have provided us with a draft of the Shelf Registration Statement in the form in which it will be filed with the Commission under the 1933 Act, which includes a form of prospectus in the form in which it will be filed with the Commission under the 1933 Act (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

Unless otherwise specified in the applicable Prospectus Supplement: (i) the Amcor Flexibles North America Senior Debt Securities and Amcor Flexibles North America Senior Debt Securities Guarantees will be issued under a senior indenture (the “Amcor Flexibles North America Senior Indenture”) to be entered into among Amcor Flexibles North America, as issuer, Amcor plc, AFUI, Amcor UK and/or Amcor Australia, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.11 to the Shelf Registration Statement, and the Amcor Flexibles North America Subordinated Debt Securities and the Amcor Flexibles North America Subordinated Debt Securities Guarantees will be issued under a subordinated indenture (the “Amcor Flexibles North America Subordinated Indenture”) among Amcor Flexibles North America, as issuer, Amcor plc, AFUI, Amcor UK and/or Amcor Australia, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.12 to the Shelf Registration Statement; (ii) the Amcor plc Senior Debt Securities and Amcor plc Senior Debt Securities Guarantees will be issued under a senior indenture (the “Amcor plc Senior Indenture”) among Amcor plc, as issuer, AFUI, Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.3 to the Shelf Registration Statement, and the Amcor plc Subordinated Debt Securities and the Amcor plc Subordinated Debt Securities Guarantees will be issued under a subordinated indenture (the “Amcor plc Subordinated Indenture”) among Amcor plc, as issuer, AFUI, Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.4 to the Shelf Registration Statement; (iii) the AFUI Senior Debt Securities and AFUI Senior Debt Securities Guarantees will be issued under a senior indenture (the “AFUI Senior Indenture”) to be entered into among AFUI, as issuer, Amcor plc,

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Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.5 to the Shelf Registration Statement, and the AFUI Subordinated Debt Securities and the AFUI Subordinated Debt Securities Guarantees will be issued under a subordinated indenture (the “AFUI Subordinated Indenture”) among AFUI, as issuer, Amcor plc, Amcor UK, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.6 to the Shelf Registration Statement; (iv) the Amcor UK Senior Debt Securities and Amcor UK Senior Debt Securities Guarantees will be issued under a senior indenture (the “Amcor UK Senior Indenture”) to be entered into among Amcor UK, as issuer, Amcor plc, AFUI, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.7 to the Shelf Registration Statement, and the Amcor UK Subordinated Debt Securities and the Amcor UK Subordinated Debt Securities Guarantees will be issued under a subordinated indenture (the “Amcor UK Subordinated Indenture”) among Amcor UK, as issuer, Amcor plc, AFUI, Amcor Australia and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.8 to the Shelf Registration Statement; and (v) the Amcor Australia Senior Debt Securities and the Amcor Australia Senior Debt Securities Guarantees will be issued under a senior indenture (the “Amcor Australia Senior Indenture”) among Amcor Australia, as issuer, Amcor plc, AFUI, Amcor UK and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.9 to the Shelf Registration Statement, and the Amcor Australia Subordinated Debt Securities and the Amcor Australia Subordinated Debt Securities Guarantees will be issued under a subordinated indenture (the “Amcor Australia Subordinated Indenture”) among Amcor Australia, as issuer, Amcor plc, AFUI, Amcor UK and/or Amcor Flexibles North America, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, in the form filed as Exhibit 4.10 to the Shelf Registration Statement. The Amcor Flexibles North America Senior Indenture, Amcor Flexibles North America Subordinated Indenture, Amcor plc Senior Indenture, Amcor plc Subordinated Indenture, AFUI Senior Indenture, AFUI Subordinated Indenture, Amcor UK Senior Indenture, Amcor UK Subordinated Indenture, Amcor Australia Senior Indenture and Amcor Australia Subordinated Indenture, each as may be modified pursuant to supplemental indentures thereto consistent with and in accordance with the terms thereof, are collectively referred to herein as the “Indentures.”

The Debt Securities and the Guarantees will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Shelf Registration Statement, the Prospectus contained therein and any amendments or Prospectus Supplements thereto. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)             a copy of a draft Shelf Registration Statement, and the related draft Prospectus included therein;

(ii)            an executed copy of a certificate of Daniel Sula, Secretary of Amcor Flexibles North America, dated the date hereof (the “Secretary’s Certificate”);

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(iii)           copies of the Amended and Restated Articles of Incorporation of Amcor Flexibles North America, as amended, as certified by the Secretary of Amcor Flexibles North America, pursuant to the Secretary’s Certificate as being true, complete, and correct as of the date hereof (the “Articles”);

(iv)           a copy of the Amended and Restated Bylaws of Amcor Flexibles North America in the form certified by the Secretary of Amcor Flexibles North America pursuant to the Secretary’s Certificate as being true, complete, and correct as of the date hereof;

(v)            copy of the Certificate of Good Standing with respect to Amcor Flexibles North America issued by the Secretary of State of the State of Missouri on June 6, 2023 (the “Good Standing Certificate”); and

(vi)           a copy of the resolutions adopted by the Board of Directors of Amcor Flexibles North America pursuant to a certain Unanimous Written Consent of the Board of Directors of Amcor Flexibles North America, dated May 12, 2023 in the form certified by the Secretary of Amcor Flexibles North America pursuant to the Secretary’s Certificate as being true, complete, and correct as of the date hereof and as remaining in full force and effect and having not been rescinded, modified, or supplemented as of the date hereof (the “Board Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Amcor Flexibles North America and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Amcor Flexibles North America and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination and for purposes of the opinions expressed below, we have assumed (a) the genuineness of all signatures and the completion of all deliveries not witnessed by us, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, (e) the authenticity of the originals of such copies and (f) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by Amcor Flexibles North America).

As to factual matters, we have relied upon the documents furnished to us by the Issuers, the certificates and other comparable documents of officers and representatives of the Issuers and certificates of public officials, without independent verification of their accuracy.

Subject to the assumptions, limitations, and qualifications set forth herein, and further subject to any statement below that an opinion is based solely on a referenced document, as of the date hereof, it is our opinion that:

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(1)             Based solely on the Articles, the Good Standing Certificate and the Secretary’s Certificate, Amcor Flexibles North America is a corporation duly incorporated and validly existing under the laws of the State of Missouri and is in good standing with the Secretary of State of the State of Missouri.

(2)            Amcor Flexibles North America has the corporate power to enter into and perform its obligations under the Indentures, in its capacity as applicable pursuant to the Indentures, the Amcor Flexibles North America Debt Securities and the Guarantees (other than the Amcor Flexibles North America Debt Guarantees).

(3)            When the Board of Directors of Amcor Flexibles North America or a duly constituted and acting committee thereof or one or more duly authorized officers of Amcor Flexibles North America have acted pursuant to the authority set forth in the Board Resolutions, Amcor Flexibles North America will have taken all necessary corporate action to authorize the entry into and performance by it of its obligations under the Indentures, the Amcor Flexibles North America Debt Securities and the Guarantees (other than the Amcor Flexibles North America Debt Guarantees).

Our opinions set forth above are further subject to the following qualifications:

(A)            We assume, if and to the extent relevant to our opinions, that, and our opinions do not address whether, any agreement, document, or instrument, the terms thereof, or any party’s (including Amcor Flexibles North America’) obligations thereunder are legal, valid, binding, and/or enforceable.

(B)            We express no opinion as to any party other than Amcor Flexibles North America.

(C)            Our opinions are limited to the laws of the State of Missouri, and we express no opinion with respect to the laws of any other jurisdiction or as to any matters of county, municipal, city, township, or other local laws or the laws of any local agencies within any state (including, without limitation, the State of Missouri). We express no opinion as to any provisions purporting to indicate the state in which a document was executed. Our opinions do not relate to any statutes, rules, or regulations of the State of Missouri other than the Missouri statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type referred to in the Shelf Registration Statement and to corporations doing business in the State of Missouri similar to that of Amcor Flexibles North America. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Missouri, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(D)            We express no opinion as to whether Amcor Flexibles North America’ directors or officers have complied with their fiduciary duties in connection with their approval of the Indentures and the transactions contemplated thereby.

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(E)            We express no opinion regarding any certificate, document, or agreement necessary to complete the transactions contemplated by the Shelf Registration Statement, whether or not incorporated by reference therein or attached thereto.

(F)            We do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

(G)            We express no opinion as to any financial matters or the financial condition of Amcor Flexibles North America or any other party. We express no opinion as to the effect of or compliance with any federal or state securities laws and "Blue Sky" laws.

The opinions expressed herein are given only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of (1) any changes with respect to any matters described in this opinion letter or (2) the discovery subsequent to the date of this opinion letter of factual information not previously known to us pertaining to the events occurring prior to the date of this opinion letter.

Our advice on each legal issue addressed in this opinion letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the transactions contemplated in the Indentures or the outcome of any legal dispute which may arise in the future.

Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Shelf Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Armstrong Teasdale LLP
Armstrong Teasdale LLP

ARMSTRONG TEASDALE LLP